UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 21, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release:

LAST CHANCE TO VOTE: MANTLE RIDGE ASKS AIR PRODUCTS AND CHEMICALS, INC. SHAREHOLDERS TO CAST THEIR VOTE FOR CHANGE TO ENHANCE GOVERNANCE AND CREATE LONG-TERM VALUE

Air Products’ Annual Meeting is Less Than 48 Hours Away: Vote Your Shares Online Today at the Voting Website Listed on Your BLUE Proxy Card or Voting Instruction Form

Leading Proxy Advisory Firms ISS, Glass Lewis, and Egan-Jones All Agree Urgent Change is Needed at Air Products and Recommend Shareholders Replace CEO Seifi Ghasemi and Others from the Board with Shareholder Nominees Proposed by Mantle Ridge

Mantle Ridge Urges Shareholders to Vote Online “FOR” its Four Independent Shareholder Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” On Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser

View Related Materials and Voting Instructions at www.RefreshingAirProducts.com

NEW YORK – January 21, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today asked shareholders to elect Mantle Ridge’s four shareholder nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – to Air Products’ Board of Directors (the “Board”) at the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for January 23, 2025.

Mantle Ridge notes the following:

•	The three leading independent proxy advisory firms – ISS, Glass Lewis, and Egan-Jones[1] – have all issued comprehensive reports recommending that Air Products shareholders vote to replace CEO Seifi Ghasemi and others from the Board with shareholder nominees proposed by Mantle Ridge:

o	“[F]ollowing years of poor performance…and in view of a functionally vacant succession framework slated to leave CEO Seifi Ghasemi in an indefinite position of influence… Mantle Ridge has — APD’s manifold and occasionally specious protestations to the contrary… provided shareholders with a clear, credible and proportionate alternative backed by suitably experienced, independent candidates.” – Glass Lewis, 1/9/25

o	“Under CEO Seifi Ghasemi’s tenure, the management and board of Air Products has struggled to fully realize the potential of the Company’s business lines… We firmly believe that Air Product’s unsatisfactory performance stems in part from mismanagement and the absence of effective leadership to guide the Company. In our view, Mr. Seifi Ghasemi is not the right leader to unlock the full potential of Air Products.” – Egan-Jones, 1/10/25

1 The full names of the proxy advisory firms referenced include: Institutional Shareholder Services Inc.; Glass Lewis & Co.; and Egan-Jones Proxy Services.

o	“Under the leadership of a new chairman, the reconstituted board would be better able to get succession planning back on track, including an impartial assessment of the CEO successor candidates currently identified by the board, as well as the dissident’s candidate, Menezes, whose industry knowledge was apparent during engagement with ISS… The dissident’s slate includes candidates that have skills and experience to help the board address these issues.” – ISS, 1/13/25

o	“… APD’s effort to return fire on Mantle Ridge’s track record by utilizing overtly dubious measurement dates and eschewing relevant industry benchmarks ultimately carves a fairly wide berth around credibility. We note Mantle Ridge has firmly addressed this issue with much more widely accepted analytical methodologies… [W]e believe the assortment of modestly reasoned metrics advanced by APD swiftly falters under withering critique from Mantle Ridge, which goes on to offer investors a substantially more comprehensive and transparent dissection of the Company’s operating performance and financial condition.” – Glass Lewis, 1/9/25

o	“The absence of a clear CEO succession plan, along with Mr. Ghasemi’s numerous statements regarding his intention to remain as CEO, not only calls into question the integrity of leadership but also poses a significant reputational risk to the company... Mr. Ghasemi’s desire to entrench himself at the helm demonstrates a lack of accountability from the Board and a breach of Mr. Ghasemi’s and the Board’s fiduciary duties.” – Egan-Jones, 1/10/25

•	The investment research community agrees, and has expressed confidence that Mantle Ridge’s proposed “Dream Team” to lead Air Products – the pairing of industrial gas industry legends Eduardo Menezes and Dennis Reilley, former executives from best-in-class Linde plc (formerly Praxair, Inc.) – represents an attractive path forward for the Company:

o	“The probability of the ‘Change’ outcome appears to be rapidly rising, with most shareholders tending to align with shareholder proxy advisory services’ recommendations.” – Barclays, 1/13/25 – Michael Leithead

o	“…[T]he support from shareholders should be recognized by the rest of the board for their case for change and would be anchored by the Reilley/Menezes dream team.” – Wells Fargo, 1/13/25 – Michael Sison

o	“Mr. Menezes is a well regarded industrial gas executive. As such, the management team proposed for Mantle Ridge to lead Air Products is, our view, strong as well.” – Deutsche Bank, 11/24/24 – David Begleiter

o	“Reilley and Menezes have proven themselves as excellent industrial gas executives… If Seifi Ghasemi were to stand aside, it would be difficult to imagine a stronger pair of candidates to take his place.” – JP Morgan, 10/18/24 – Jeffery J. Zekauaskas

o	“We would urge the board (in current form and/or as reconstituted in coming days) to reconsider Mr. Menezes’ candidacy, among others as appropriate, since we continue to believe it to be in the best interest of shareholders.” – Vertical Research Partners, 1/14/25 – Kevin W. McCarthy

Please visit www.RefreshingAirProducts.com to see for yourself what ISS, Glass Lewis and Egan-Jones have to say and to learn more about Mantle Ridge's highly qualified nominees and its case for change at Air Products.

To Enhance Air Products' Performance and Create the Long-Term Value that You Deserve, Mantle Ridge Urges You to Vote Online at the Voting Website Listed on Your BLUE proxy card or voting instruction form "FOR" Mantle Ridge's Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and "WITHHOLD" on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah "Seifi" Ghasemi, and Edward L. Monser.

To ensure your votes are counted, we urge you to vote online today via the voting website located on your BLUE Proxy Card or Voting Instruction Form.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com